UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 25, 2009

(Date of earliest event reported)

California Micro Devices Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-15449	94-2672609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 N. McCarthy Blvd., No. 100, Milpitas, CA 95035-5112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 263-3214

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Events.

Signatures

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 25, 2009, Registrant made its annual equity awards to Company named executive officers under the 2004 Omnibus Equity Incentive Compensation Plan (the “Plan”). In lieu of options, Registrant made awards of restricted stock at no charge which, subject to continued employment, vest ratably over sixteen fiscal quarters, starting with the fourth quarter of fiscal 2010 (January 1-March 21, 2010), based on Company performance. During the first five quarters, vesting is based on revenue and operating cash performance, with the Board of Directors to determine the vesting metrics for future fiscal years once the annual operating plan for each year has been approved. In the event of a change of control, these awards will revert to time-based grants with one-year vesting acceleration in the event of employment termination, except that the vesting acceleration of the CEO’s award will be in full. The number of shares awarded Robert V. Dickinson, CEO, was 62,500 while the number of shares awarded each of the Company CFO and Vice Presidents, Kevin Berry, Kyle Baker, Daniel Hauk, Juergen Lutz, and Manny Mere, was 25,000. These awards are one-half of the number of options that Registrant has typically awarded such persons each year and count double against the pool of available shares under the Plan.

Item 8.01	Other Events.

At its board of directors meeting held on November 25, 2009, Registrant approved changes to its outside director cash compensation effective October 1, 2009, to add a $1,000 per meeting fee for each director who attends or participate by telephone in board or committee meetings, except that:

(1) For meetings below a threshold number of meetings, there would continue to be no meeting fee. For the board of directors, no meeting fee will apply to five meetings per year (one per quarter, and the annual planning meeting). Also, no meeting fee will apply to one meeting per quarter for each of the compensation and nominating & governance committees, and to two meetings per quarter for the audit committee. All meetings of ad hoc committees that do not have associated retainers would earn meeting fees.

(2) For meetings in which a fee does apply, the meeting fee of $1,000 may be reduced to $500 by the chairman of the board for board meetings, or committee chairpersons for committee meetings, if in their judgment a reduced fee meeting rate should apply.

Other elements of board compensation are under review by the board, however, no other changes were made to board compensation at the present time.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized on the 30th day of November, 2009.

CALIFORNIA MICRO DEVICES CORPORATION

(Registrant)

By:	/s/ ROBERT V. DICKINSON
Robert V. Dickinson
President and Chief Executive Officer